SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                       THE AUTOLINE GROUP, INC.
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                       THE AUTOLINE GROUP, INC.
                        5063 No. Riverpark Way
                          Provo, Utah  84604

                        INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                     REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our shareholders (The Autoline Group, Inc., a Utah corporation [the "Company," "Autoline," "we", "our" or "us" or words or similar import]), regarding an amendment to our Articles of Incorporation to change our name to "GeNOsys, Inc."

          This amendment to our Articles of Incorporation was unanimously adopted by our Board of Directors, who also constitute our majority shareholders (the "Majority Shareholders"), collectively beneficially owning 33,526,456 shares of our common stock or approximately 78.8% of our outstanding voting securities. No other votes were required or necessary to adopt this amendment, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to Our Articles of Incorporation and Vote Required for Approval," herein.

          Our amendment to our Articles of Incorporation that will change our name will become effective on the opening of business on October 10, 2005, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders. This amendment to our Articles of Incorporation is the only matter covered by this Information Statement.

               APPROXIMATE DATE OF MAILING: September 19, 2005.

          The following constitutes the full text of the amendment to our Articles of Incorporation:

                             ----------

                              ARTICLE I
                                Name

     The name of this corporation is "GeNOsys, Inc."

                             ----------

          We are changing our name to more accurately reflect the business or industry in which we intend to conduct our business, following our recent acquisition by merger of GeNOsys, Inc., a Nevada corporation ("GeNOsys"). See the heading "Change of Control" of the caption "Voting Securities and Principal Holders Thereof," herein.

                          DISSENTERS' RIGHTS

          There are no dissenters' rights applicable with respect to the amendment to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation which is not shared by all other shareholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on September 8, 2005, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 42,556,500 shares.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of September 8, 2005, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 42,556,500 outstanding shares of our common stock.

Name                           Positions Held       Shares Owned        %
----                           --------------       ------------       ---

John W. R. Miller              President and         25,093,592*       58.9%
5063 N. Riverpark Way          Director
Provo, Utah  84604

Christie Melanie Woodruff      Secretary/               195,000*        0.46%
5063 N. Riverpark Way          Treasurer and
Provo, Utah  84604             Director

Clark M. Mower                 Director               8,357,864         19.6%
5509 Mountain View Drive
Mountain Green, Utah  84050

Smith Consulting Services, Inc. Stockholder           3,800,000          8.9%
455 East 500 So., #201
Salt Lake City,  Utah 84111

Total:                                               37,446,456*        87.9%

     * These amounts include 120,000 shares which are jointly owned by John W. R. Miller and Christie Melanie Woodruff.

Change in Control.
------------------

          Effective August 18, 2005, we completed an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company; Autoline Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of ours ("Subsidiary"); and GeNOsys, pursuant to which Subsidiary merged with and into GeNOsys, with GeNOsys being the surviving corporation. As consideration for the Merger Agreement, we exchanged one (1) share of our common stock for each one (1) share of common stock owned by the GeNOsys stockholders, for an aggregate of 40,000,000 shares. For further information regarding the Merger Agreement, see our 8-K Current Report dated August 18, 2005, which was filed with the Securities and Exchange Commission on August 25, 2005, and which can be viewed at www.sec.gov in the Edgar Archives.

          Our Board of Directors conditioned the completion of the Merger Agreement on the execution and delivery of a Compromise and Settlement Agreement (the "Settlement Agreement") by and among 1017975 Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta ("1017975"); the shareholders of 1017975 (the "1017975 Shareholders"); John W.
R. Miller ("Miller") and Christie M. Woodruff ("Woodruff"), both of whom are directors and executive officers of GeNOsys, and GeNOsys, and under which we are a third party beneficiary, along with the execution and delivery of a Shareholder Consent to Proposed Merger (the "Shareholder Consent") by each of the GeNOsys stockholders. There were no dissenters to the Merger.

          As a part of the execution and delivery of the Settlement Agreement, Miller, Woodruff, Larry Kincade ("Kincade") and Richard Bayly ("Bayly") executed and delivered a Technology Transfer Agreement (the "Technology Transfer Agreement") by which Miller, Woodruff, Kincade and Bayly assigned all of their right, title and interest in certain technology (the "Technology") listed in the Technology Agreement to GeNOsys. The Technology consisted of U.
S. and Canadian Patent Applications respecting a nitric oxide gas generator, respectively filed on December 10 2003, and December 10, 2002; U. S. and Canadian Design Registration Applications respecting the gas generator, respectively filed on April 27, 2004, and November 23, 2004; and U. S. and Canadian Patent Applications respecting a method of inducing bleeding after dental surgery, respectively filed March 29, 2004, and March 27, 2003.

          No director, executive officer or 5% stockholder of GeNOsys had any material relationship, other than in respect of the Merger Agreement, to our Company.

          GeNOsys is a newly formed medical research and marketing company that intends to specialize in pharmaceutical, biotechnical and medical device nitric oxide gas generating systems, subject to our ability to raise funding for these purposes.

          The source of the consideration used by the GeNOsys stockholders to acquire their interests in our Company was the exchange of their respective GeNOsys shares of common stock as outlined above.

          The primary basis of such "control" by the GeNOsys stockholders is stock ownership and/or executive officer or director positions.

          The following are the principal terms of the Merger Agreement:

          1. Subsidiary merged with and into GeNOsys, with GeNOsys being the Surviving Corporation (as defined therein); and the separate existence of Subsidiary ceased.

          2. Each one (1) GeNOsys share of common stock was exchanged for one (1) share of our common stock, amounting to 40,000,000 shares in the aggregate, all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission.

          3. James P. Doolin ("Doolin"), our former President and director, in consideration of the sum of $25,000 in cash that we have the 30 day option of paying by the conveyance of the outstanding voting securities of our other wholly-owned subsidiary, The Autoline Group 2, Inc., which is engaged in the purchase and sale of automobiles, executed and delivered an Indemnification Agreement regarding the payment and personal indemnification of us and GeNOsys from and against any breach of warranty or false representation made in the Merger Agreement and any and all past liabilities of any type or nature whatsoever of ours existing immediately prior to the closing, and which included but were not limited to our expenses related to the negotiation and the closing of the Merger Agreement, and the compromise and settlement of any amounts due and owing by us to Doolin for advances, loans or services to or for the benefit of us or otherwise that were incurred by us prior to closing.

          As of the closing of the Merger Agreement, and including our currently outstanding shares, there are or will be on issuance, 42,556,500 post-Merger outstanding shares of our common stock.

   AMENDMENT TO OUR ARTICLES OF INCORPORATION AND VOTE REQUIRED FOR APPROVAL

Utah Law.
---------

          Section 16-10a-1003 of the Utah Revised Business Corporation Act provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.

          Resolutions to effect the amendment were unanimously adopted by our Board of Directors who are the Majority Shareholders named under the caption "Voting Securities and Principal Holders Thereof" and who have unanimously adopted the amendment by written consent. The Majority Shareholders own
approximately 78.8% of our outstanding voting securities.   No other votes or
consents are required or necessary to effect the amendment.

Effective Date of Amendment.
----------------------------

          The effective date of the amendment to our Articles of Incorporation that will change our name to "GeNOsys, Inc." will be on the opening of business on October 10, 2005, or 21 days from the mailing of this Information Statement to our shareholders.

                                 NOTICE

  THE MAJORITY SHAREHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF
   THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AND OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES NEEDED TO ADOPT THESE
 AMENDMENTS UNDER UTAH LAW. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED,
                         AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



September 8, 2005
                              John W. R. Miller, President